Exhibit 99.1
Compass, Inc. Reports Third Quarter 2023 Results
Achieves Positive Free Cash Flow In Third Quarter

New York, NY - November 6, 2023 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest residential real estate brokerage in the United States by transaction volume1, announced its financial results for the third quarter ended September 30, 2023.

“In the third quarter, for the second quarter in a row, Compass is free cash flow positive as we continue to execute our plan to drive operating expenses down while continuing to grow our agent count and expanding the features on our technology platform, the industry’s only proprietary first-contact to close platform,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “Additionally, at a time when many agents are leaving the industry, Compass reached its second highest quarterly retention rate since going public and our national market share was up 26 basis points year-over-year.”

Reffkin continued. “We expect to achieve our $900 million annualized non-GAAP operating expense2 run rate in Q4 2023. For 2024, we continue to identify efficiencies in the business and are targeting $850 million annualized non-GAAP operating expense, the bottom of our previously stated range of $850 million to $950 million. At these reduced levels, we believe we will still be able to continue to grow agent count and invest in building upon our technology advantage. Although the market is worse now than a year ago, Compass is a much stronger company with a lower cost base, better agent retention, revitalized post pandemic culture, enhanced technology platform, and a larger agent-to-agent client referral network. As we enter 2024, we believe we have positioned Compass for significant upside when the market recovers in the future.”

“In the first nine months of 2023 compared to the same period in 2022, we have been able to achieve a $187 million improvement in our operating cash flow and a $235 million improvement in free cash flow even as revenue declined by $1.1 billion,” said Kalani Reelitz, Chief Financial Officer. “Since the second quarter of 2022, we have significantly reduced our non-GAAP operating expense and we plan to achieve a reduction in the annualized run rate of nearly $550 million by Q4 2023 as we expect to exit 2023 achieving our target $900 million run rate2. We generated operating cash flow of $15 million and positive free cash flow of $12 million in the third quarter in the midst of lower transaction volumes for the U.S. residential market due to mortgage rates reaching 8%. We had a cash balance of $220 million at the end of the third quarter in addition to our revolving credit facility.”

Q3 2023 Financial Highlights:
•Revenue decreased by 10% year-over-year to $1.34 billion as transactions declined 12% driven by macroeconomic factors.
•Q3 2023 GAAP Net loss was $39 million, an improvement of 74% from a Net loss of $154 million in Q3 2022. The Net loss for Q3 2023 includes non-cash stock-based compensation expenses of $38 million, and depreciation and amortization of $21 million.
•Adjusted EBITDA3 (a non-GAAP measure) was $22 million in Q3 2023, compared to $(42) million in Q3 2022. This is an improvement of $64 million while revenue declined by 10% due to macroeconomic factors.
•Operating Cash Flow / Free Cash Flow3 (a non-GAAP measure): During Q3 2023, we delivered operating cash flow of $15 million, and free cash flow of $12 million when considering capital expenditures.
•Cash and cash equivalents at the end of Q3 2023 was $220 million, with no draw of our revolving credit facility.

Q3 2023 Operational Highlights:
•Platform: The Compass end-to-end technology platform provides real estate agents with the ability to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform.
◦The Compass platform has deployed artificial intelligence and machine learning for several years. Recently, we integrated the ChatGPT API. By drawing on our vast database of proprietary data, Compass AI further enhances the agent experience and their ability to quickly perform tasks such as creating listing brochures and descriptions, marketing materials, and even their agent profiles on our website.
1 Compass was ranked number one in sales volume for 2022 by Real Trends in March 2023 for the second year in a row.
2 Excluding the impact of the additional $4 million of operating expense we expect in Q4 from our two Adjusted EBITDA positive brokerage acquisitions completed at the end of September 2023.
3 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.

◦Compass continued the roll out of its title and escrow business integration into the technology platform in Southern California by expanding the offering to San Diego. We expect to complete our expansion of this integration in Philadelphia, Washington DC, Maryland and Virginia by the end of 2023, and roll out this integration feature to all the markets where we currently offer title and escrow services in early 2024.
•National market share in Q3 2023 was 4.4%, an increase of 26 basis points year-over-year.
•Agents: Average Number of Principal Agents was 14,055 for Q3 2023, a 4% increase of 511 principal agents from Q3 2022 and a 3% increase sequentially of 422 from Q2 2023.4 Compass continued to experience high levels of agent retention with our second highest agent retention quarter as a public company.
•Transactions: Compass agents closed 48,134 Total Transactions in Q3 2023, a decline of 12% compared to Q3 2022. Transactions for the entire U.S. residential real estate market declined 20% for the same period.5
•Gross Transaction Value (“GTV”)6 was $50.9 billion in Q3 2023, a decline of 11% compared to Q3 2022, while national market GTV was down 16.5% for the same period.

Additional information can be found in the Company’s Q3 2023 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
Q4 2023 Outlook:
•Revenue of $1.1 billion to $1.2 billion
•Adjusted EBITDA of negative $35 million to negative $20 million

FY 2023 Outlook:
•Non-GAAP Operating expense range of $850-$950 million7

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for Non-GAAP Operating expense after commissions and other related expenses to GAAP Operating expenses because certain expenses excluded from GAAP Operating expenses cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA”, “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included within this press release.
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Conference Call Information
Management will conduct a conference call to discuss the third quarter 2023 results as well as outlook at 5:00 p.m. ET on Monday, November 6, 2023. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. 3Q23 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.
4 During the first quarter of 2023, we began to utilize an updated methodology for tracking and reporting our agent statistics. The Average Number of Principal Agents and year over year growth reported in this press release is based on the updated methodology.
5 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
6 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
7 Non-GAAP Operating expenses exclude Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. We calculate non-GAAP Operating expense annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the fourth quarter and full year of 2023, planned operating expense for the full year of 2023 and 2024, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general macroeconomic conditions in the U.S. and globally (e.g., inflation), economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends (e.g., increases in mortgage interest rates, continued limited inventory, slowed consumer demand, reduced home affordability and declines in price appreciation and home prices); current interest rates and changes in prevailing interest rates; our ability to continuously innovate, improve and expand our platform, including tools and features integrating machine learning and artificial intelligence; the dependability of our platform and software; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage and title and escrow businesses, including our joint ventures; our rapid growth and rate of growth; our ability to carefully manage our expense structure; our net losses and ability to achieve or sustain profitability in the future; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; ongoing regulatory and/or private plaintiff litigation activities related to antitrust matters; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully pursue acquisitions and integrate target companies; the loss of key personnel; our ability to attract and retain highly qualified personnel and to recruit agents; reliability of our information security systems; the impact of cybersecurity incidents and the potential loss of critical and confidential information; identification of material weaknesses in our internal control over financial reporting and our ability to remediate such material weaknesses; compliance with privacy laws; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; impact of having a multi-class structure of common stock; natural disasters and catastrophic events; and other general market, political, economic, and business conditions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Non-GAAP Operating expenses, and Free Cash Flow, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP Operating expenses, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow. Adjusted EBITDA, Non-GAAP Operating expenses and Free Cash Flow are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included within this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is the largest residential real estate brokerage in the United States by transaction volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact
Rich Simonelli
richard.simonelli@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$220.0	$361.9
Accounts receivable, net of allowance	41.0	36.6
Compass Concierge receivables, net of allowance	34.3	42.9
Other current assets	62.5	76.5
Total current assets	357.8	517.9
Property and equipment, net	161.7	192.5
Operating lease right-of-use assets	421.4	483.2
Intangible assets, net	86.1	99.3
Goodwill	208.8	198.4
Other non-current assets	27.8	41.8
Total assets	$1,263.6	$1,533.1
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22.6	$28.1
Commissions payable	77.1	48.0
Accrued expenses and other current liabilities	105.8	164.9
Current lease liabilities	104.2	94.6
Concierge credit facility	27.9	31.9
Revolving credit facility	—	150.0
Total current liabilities	337.6	517.5
Non-current lease liabilities	426.1	486.5
Other non-current liabilities	22.5	8.4
Total liabilities	786.2	1,012.4
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,908.1	2,713.6
Accumulated deficit	(2,434.1)	(2,196.5)
Total Compass, Inc. stockholders' equity	474.0	517.1
Non-controlling interest	3.4	3.6
Total stockholders' equity	477.4	520.7
Total liabilities and stockholders' equity	$1,263.6	$1,533.1

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$1,337.4	$1,493.7	$3,788.6	$4,910.8
Operating expenses:
Commissions and other related expense (1)	1,096.2	1,218.0	3,111.1	4,017.3
Sales and marketing (1)	103.9	144.4	332.5	444.3
Operations and support (1)	83.2	95.1	247.3	308.9
Research and development (1)	45.8	81.5	140.1	296.9
General and administrative (1)	24.2	56.5	93.3	167.0
Restructuring costs	1.7	29.0	27.7	47.9
Depreciation and amortization	21.3	21.0	68.5	65.1
Total operating expenses	1,376.3	1,645.5	4,020.5	5,347.4
Loss from operations	(38.9)	(151.8)	(231.9)	(436.6)
Investment income, net	1.5	1.1	6.9	1.5
Interest expense	(1.9)	(0.9)	(9.2)	(2.3)
Loss before income taxes and equity in loss of unconsolidated entity	(39.3)	(151.6)	(234.2)	(437.4)
Income tax benefit	0.5	—	0.5	1.4
Equity in loss of unconsolidated entity	(0.4)	(2.5)	(2.6)	(7.5)
Net loss	(39.2)	(154.1)	(236.3)	(443.5)
Net (income) loss attributable to non-controlling interests	(0.2)	(0.1)	(1.3)	0.1
Net loss attributable to Compass, Inc.	$(39.4)	$(154.2)	$(237.6)	$(443.4)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.08)	$(0.36)	$(0.52)	$(1.04)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	470,945,736	432,459,739	460,730,792	425,338,530

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Commissions and other related expense	$—	$12.7	$11.6	$36.1
Sales and marketing	8.8	10.8	26.4	32.7
Operations and support	4.5	3.9	11.6	12.3
Research and development	11.4	9.4	34.4	45.2
General and administrative	13.3	13.3	37.9	46.8
Total stock-based compensation expense	$38.0	$50.1	$121.9	$173.1

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net loss	$(236.3)	$(443.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	68.5	65.1
Stock-based compensation	121.9	173.1
Equity in loss of unconsolidated entity	2.6	7.5
Change in acquisition related contingent consideration	1.1	(1.9)
Bad debt expense	4.6	5.2
Amortization of debt issuance costs	0.6	0.7
Changes in operating assets and liabilities:
Accounts receivable	(8.3)	11.1
Compass Concierge receivables	7.9	(29.1)
Other current assets	13.6	1.8
Other non-current assets	11.5	1.9
Operating lease right-of-use assets and operating lease liabilities	7.6	5.8
Accounts payable	(5.8)	5.9
Commissions payable	29.0	2.2
Accrued expenses and other liabilities	(5.7)	20.3
Net cash provided by (used in) operating activities	12.8	(173.9)
Investing Activities
Investment in unconsolidated entity	—	(15.0)
Capital expenditures	(8.9)	(56.9)
Cash acquired, net of payments for acquisitions	0.7	(15.0)
Net cash used in investing activities	(8.2)	(86.9)
Financing Activities
Proceeds from exercise of stock options	4.2	8.6
Proceeds from issuance of common stock under Employee Stock Purchase Plan	2.5	2
Taxes paid related to net share settlement of equity awards	(17.9)	(19.5)
Proceeds from drawdowns on Concierge credit facility	44.7	47.0
Repayments of drawdowns on Concierge credit facility	(48.7)	(26.7)
Proceeds from drawdowns on Revolving credit facility	75.0	—
Repayments of drawdowns on Revolving credit facility	(225.0)	—
Proceeds from issuance of common stock in connection with the Strategic Transaction	32.3	—
Payments related to acquisitions, including contingent consideration	(12.1)	(13.9)
Other	(1.5)	(0.4)
Net cash used in financing activities	(146.5)	(2.6)
Net decrease in cash and cash equivalents	(141.9)	(263.4)
Cash and cash equivalents at beginning of period	361.9	618.3
Cash and cash equivalents at end of period	$220.0	$354.9

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to Compass, Inc.	$(39.4)	$(154.2)	$(237.6)	$(443.4)
Adjusted to exclude the following:
Depreciation and amortization	21.3	21.0	68.5	65.1
Investment income, net	(1.5)	(1.1)	(6.9)	(1.5)
Interest expense	1.9	0.9	9.2	2.3
Stock-based compensation	38.0	50.1	121.9	173.1
Income tax benefit	(0.5)	—	(0.5)	(1.4)
Restructuring costs	1.7	29.0	27.7	47.9
Acquisition-related expenses(1)	0.3	1.6	2.5	12.7
Litigation charge(2)	—	10.5	—	10.5
Adjusted EBITDA	$21.8	$(42.2)	$(15.2)	$(134.7)

(1) For the three months ended September 30, 2023 and 2022, acquisition-related expenses includes a $0.2 million loss and a $1.6 million gain, respectively, as a result of changes in the fair value of contingent consideration and an expense of $0.1 million and $3.2 million, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods. For the nine months ended September 30, 2023 and 2022, acquisition-related expenses includes a $0.4 million loss and a $1.9 million gain, respectively, as a result of changes in the fair value of contingent consideration and expense of $2.1 million and $14.6 million, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods.

(2) Represents a charge of $10.5 million incurred during the three and nine months ended September 30, 2022 in connection with the Realogy Holdings Corp. matter.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$15.0	$(53.6)	$12.8	$(173.9)
Less:
Capital expenditures	(2.8)	(15.5)	(8.9)	(56.9)
Free cash flow	$12.2	$(69.1)	$3.9	$(230.8)

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Commissions and other related expense	$1,096.2	$1,218.0	$3,111.1	$4,017.3
Adjusted to exclude the following:
Stock-based compensation	—	(12.7)	(11.6)	(36.1)
Non-GAAP Commissions and other related expense	$1,096.2	$1,205.3	$3,099.5	$3,981.2

GAAP Sales and marketing	$103.9	$144.4	$332.5	$444.3
Adjusted to exclude the following:
Stock-based compensation	(8.8)	(10.8)	(26.4)	(32.7)
Non-GAAP Sales and marketing	$95.1	$133.6	$306.1	$411.6

GAAP Operations and support	$83.2	$95.1	$247.3	$308.9
Adjusted to exclude the following:
Stock-based compensation	(4.5)	(3.9)	(11.6)	(12.3)
Acquisition-related expenses	(0.3)	(1.6)	(2.5)	(12.7)
Non-GAAP Operations and support	$78.4	$89.6	$233.2	$283.9

GAAP Research and development	$45.8	$81.5	$140.1	$296.9
Adjusted to exclude the following:
Stock-based compensation	(11.4)	(9.4)	(34.4)	(45.2)
Non-GAAP Research and development	$34.4	$72.1	$105.7	$251.7

GAAP General and administrative	$24.2	$56.5	$93.3	$167.0
Adjusted to exclude the following:
Stock-based compensation	(13.3)	(13.3)	(37.9)	(46.8)
Litigation Charge	—	(10.5)	—	(10.5)
Non-GAAP General and administrative	$10.9	$32.7	$55.4	$109.7

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Sales and marketing	$134.3	$143.7	$133.6	$121.5	$106.7	$104.3	$95.1
Operations and support	96.5	97.8	89.6	81.7	75.0	79.8	78.4
Research and development	91.3	88.3	72.1	51.1	38.5	32.8	34.4
General and administrative	40.4	36.6	32.7	27.5	23.1	21.4	10.9
Total non-GAAP operating expenses excluding commissions and other related expense	$362.5	$366.4	$328.0	$281.8	$243.3	$238.3	$218.8